Exhibit 99.1

NEWS RELEASE

Media Contact:

Jared Matkin, Overstock.com, Inc.

+1 (801) 947-3880

jmatkin@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

RAY GROVES RESIGNS AS DIRECTOR OF OVERSTOCK.COM

SALT LAKE CITY (May 24, 2007) – Overstock.com, Inc. (NASDAQ: OSTK) today announced that Ray Groves has resigned from the Board of Directors of Overstock.com.  CEO Patrick Byrne said, “Ray’s advice has been of immense value to the board, the company, and me.  I will always remain deeply in his debt.”  Mr. Groves had been a director since October 2005.

About Overstock.com

Overstock.com, Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel. Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market and can be found online at http://www.overstock.com.

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Overstock.com is a registered trademark of Overstock.com, Inc. All other trademarks are the property of their respective companies.